EVERGREEN LATEX (PTY)LTD.

EVERGREEN
Reg. No 92/0118

OFFICE / FACTORY ADDRESS:
Stand 120 & 122, 13th Street
Babelegi North West Province
Republic of South Africa
Tel No : (2712)7199946
Fax No :(2712)7199945

POSTAL ADDRESS:
P.O.Box 35116
Menlo Park 0102
Pretoria, R.S.A.

E-Mail : everlife@mweb.co.za

Three Kay Enterprises Inc
For attention: Manfred Kaplan
RE: Polymer Gloves

I hereby confirm that your company will have the sole right to supply the polymer glove to the Canadian and US markets once the development has been done and the prices finalised.

Thanking you

Yours faithfully

Graham Augeal
27/05/2002